FOURTH AMENDMENT TO MARKETING AND ADMINISTRATIVE
SERVICES AGREEMENT

    THIS FOURTH AMENDMENT TO MARKETING AND ADMINISTRATIVE SERVICES AGREEMENT dated as of March 2, 2021 (this “Amendment”), is made by and among Putnam Retail Management Limited Partnership (“Distributor”), Principal National Life Insurance Company (“Principal National”), and Principal Life Insurance Company (“Firm”) and amends that certain Marketing and Administrative Services Agreement dated as of April 1, 2011, as amended (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

    WITNESSETH

    WHEREAS, the parties wish to amend and restate the product names as set forth in Schedule A to the Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties as follows:

A.    The following Schedule A is hereby amended and restated.

B.    This Amendment shall be effective as of July 1, 2020.

C.    In all other respects, the terms of the Agreement shall remain in full force and effect.

Classification: Internal Use

    IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of the date first above written.

PUTNAM RETAIL MANAGEMENT
LIMITED PARTNERSHIP

By: /s/ Mark Coneeny
Name: Mark Coneeny
Title: Head of Relationship Management

PRINCIPAL NATIONAL LIFE
INSURANCE COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Asst. Director Product Management

PRINCIPAL LIFE
INSURANCE COMPANY

By: /s/ Todd A. Jones
Name: Todd A. Jones
Title: Asst. Director Product Management

Classification: Internal Use

SCHEDULE A

Product Name                            Fee

Principal Executive Variable Universal Life II            0.25%
Principal Executive Variable Universal Life III            0.25%
Principal Variable Universal Life Income III                0.25%
Principal Variable Universal Life Income IV                0.25%

All other products                            0.10%

Classification: Internal Use